Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Old Line Bancshares, Inc. (the “Company”) each certifies to the best of his or her knowledge that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James W. Cornelsen
James W. Cornelsen
President and Chief Executive Officer
November 14, 2013

By:	/s/ Mark A. Semanie
Mark A. Semanie
Executive Vice President, Chief Operating Officer
and Acting Chief Financial Officer
November 14, 2013

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.